UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2020

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement and Registration Rights Agreement with Aspire Capital

On February 10, 2020, Sorrento Therapeutics, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Aspire Capital Fund, LLC, an Illinois limited liability company (“Aspire Capital”), pursuant to which Aspire Capital is committed to purchase up to an aggregate of $75.0 million of shares of the Company’s common stock (“Common Stock”) over the 24-month term of the Purchase Agreement on the terms set forth therein (the “Offering”). Upon execution of the Purchase Agreement, the Company issued and sold to Aspire Capital under the Purchase Agreement 2,991,027 shares of Common Stock at a price per share of $2.5075, for an aggregate purchase price of $7,500,000 (the “Initial Shares”).

In connection with the Offering, the Company entered into a Registration Rights Agreement with Aspire Capital (the “Registration Rights Agreement”) on February 10, 2020, pursuant to which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) one or more registration statements (each, a “Registration Statement”) as necessary to register for sale under the Securities Act of 1933, as amended (the “Securities Act”), the Initial Shares, the Commitment Shares (as defined below) and the additional shares of Common Stock that may be issued to Aspire Capital under the Purchase Agreement (such shares, collectively, the “Aspire Shares”). The Company has filed with the SEC a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (File No. 333-221443) registering all of the shares of Common Stock that may be offered to Aspire Capital from time to time.

Pursuant to the terms of the Purchase Agreement, on any business day selected by the Company, the Company has the right, but not the obligation, to direct Aspire Capital, by delivering to Aspire Capital a notice (each, a “Purchase Notice”), to purchase on such date (each, a “Purchase Date”) the number of shares of Common Stock set forth in the Purchase Notice, in an amount of up to 500,000 shares of Common Stock (subject to adjustment for recapitalizations, stock splits and similar matters), for up to $2,000,000 of the Common Stock in the aggregate (unless otherwise mutually agreed by the Company and Aspire Capital), at a price per share (the “Purchase Price”) equal to the lesser of (1) the lowest sale price of the Common Stock on the Purchase Date, and (2) the arithmetic average of the three lowest closing sale prices for the Common Stock during the ten consecutive business days ending on the business day immediately preceding the Purchase Date. The Company and Aspire Capital also may mutually agree to increase the number of shares that may be sold to as much as an additional 4,000,000 shares per business day.

In addition, on any business day on which the Company delivers a Purchase Notice directing Aspire Capital to purchase at least 500,000 shares of Common Stock (subject to any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar transaction), the Company has the right, but not the obligation, to direct Aspire Capital, by delivering to Aspire Capital a volume-weighted average purchase notice (each, a “VWAP Purchase Notice”), to purchase on the next business day (each, a “VWAP Purchase Date”) the number of shares of Common Stock that is equal to the percentage set forth in the VWAP Purchase Notice (which may not exceed 30%) of the trading volume of the Common Stock on the Nasdaq Capital Market on such VWAP Purchase Date, subject to a maximum number of shares of Common Stock as determined by the Company in its sole discretion. The price per share (the “VWAP Purchase Price”) for any shares of Common Stock purchased under a VWAP Purchase Notice will be equal to the lesser of: (a) the closing sale price of the Common Stock on the VWAP Purchase Date, and (b) 97% of the volume-weighted average price of the Common Stock on the Nasdaq Capital Market on the VWAP Purchase Date, subject to certain exceptions.

The Purchase Price and the VWAP Purchase Price will be adjusted for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar transaction occurring during the period(s) used to compute the Purchase Price or the VWAP Purchase Price, as applicable. The Company may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

The Purchase Agreement provides that the Company and Aspire Capital will not effect any sales under the Purchase Agreement on any Purchase Date on which the closing sale price of the Common Stock is less than $1.00 (which shall not be subject to adjustment for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar transaction). There are no trading volume requirements or restrictions under the Purchase Agreement, and the Company will control the timing and amount of sales of shares of Common Stock to Aspire Capital. Aspire Capital has no right to require any sales by the Company, but is obligated to make purchases from the Company as directed by the Company in accordance with the Purchase Agreement. There are no limitations on the use of proceeds, financial or business covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement, other than an agreement by the Company not to issue shares for a period of 30 days following the execution of the Purchase Agreement, subject to certain exceptions. Concurrently with the execution of the Purchase Agreement, and as consideration for Aspire Capital entering into the Purchase Agreement, the Company issued to Aspire Capital 897,308 shares of Common Stock as a commitment fee (the “Commitment Shares”). The Purchase Agreement may be terminated by the Company at any time, for any reason or no reason, without any liability to the Company. Generally, Aspire Capital may terminate the Purchase Agreement at any time that an event of default exists. Pursuant to the Purchase Agreement, Aspire Capital agreed that neither it nor any of its agents, representatives or affiliates will engage in any direct or indirect short-selling or hedging of the Common Stock during the term of the Purchase Agreement. The Company expects to use any proceeds it receives under the Purchase Agreement for working capital and general corporate purposes.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the copy of each of the Purchase Agreement and the Registration Rights Agreement, which are filed as Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties to the Purchase Agreement and the Registration Rights Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and the Registration Rights Agreement, respectively, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

A copy of the opinion of Paul Hastings LLP, counsel to the Company relating to the validity of the Aspire Shares is filed with this Current Report on Form 8-K as Exhibit 5.1.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to expectations regarding the Offering and the expected use of proceeds from the Offering, if any. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, market conditions, and other risks detailed from time to time in the Company’s periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Registration Rights Agreement, dated as of February 10, 2020, by and between Sorrento Therapeutics, Inc. and Aspire Capital Fund, LLC.

5.1	Opinion of Paul Hastings LLP.

10.1	Common Stock Purchase Agreement, dated as of February 10, 2020, by and between Sorrento Therapeutics, Inc. and Aspire Capital Fund, LLC.*

23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1).

* Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: February 10, 2020	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer